UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2014

NORTHSTAR HEALTHCARE INCOME, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	000-55190 (Commission File Number)	27-3663988 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)
(212) 547-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On September 12, 2014, NorthStar Healthcare Income, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing the Company’s acquisition, through a subsidiary of its operating partnership, of a 570-unit portfolio of four senior living facilities located in Long Island, New York (the “Arbors Portfolio”) for a purchase price of $125.0 million, plus closing costs. Each facility in the Arbors Portfolio is 100% leased to Arcadia Management, Inc. (“Arcadia”) pursuant to a 15-year, cross-defaulted net lease, whereby the tenant, Arcadia, is responsible for substantially all of the operating expenses at each facility. This Amendment No. 1 to the Form 8-K is being filed to provide additional financial information in connection with such acquisition.
Item 9.01 Financial Statements and Exhibits.
The Form 8-K is hereby amended to include the following financial information.

(a)	Financial Statements of Businesses Acquired.

Audited financial statements of Five Long Island Properties, LLC as of and for the years ended December 31, 2013 and 2012 and independent auditor’s report are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

Unaudited condensed financial statements of Five Long Island Properties, LLC as of and for the six months ended June 30, 2014 and 2013 are attached as Exhibit 99.2 hereto and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.3 hereto and is incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
99.1	Audited financial statements of Five Long Island Properties, LLC as of and for the years ended December 31, 2013 and 2012
99.2	Unaudited condensed financial statements of Five Long Island Properties, LLC as of and for the six months ended June 30, 2014 and 2013
99.3	Pro forma financial information of NorthStar Healthcare Income, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: October 2, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited financial statements of Five Long Island Properties, LLC as of and for the years ended December 31, 2013 and 2012
99.2	Unaudited condensed financial statements of Five Long Island Properties, LLC as of and for the six months ended June 30, 2014 and 2013
99.3	Pro forma financial information of NorthStar Healthcare Income, Inc.